                                                                      EXHIBIT 12

                               DOVER CORPORATION

                       RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                    NINE MONTHS ENDED     THREE MONTHS
                                                                                                        ENDED SEPTEMBER
                                              YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,           30,
                                  -----------------------------------------------   -----------------   ----------------
                                   1990      1991      1992      1993      1994      1994      1995      1994     1995
                                   ----      ----      ----      ----      ----      ----      ----      ----     ----
Earnings from continuing
  operations before
  income taxes..................  244,118   204,088   200,335   245,542   306,859   229,033   316,063   79,592   103,195
Add Fixed Charges:
  Interest expense..............   30,658    23,162    20,059    22,338    36,461    25,029    27,101    9,911     9,559
  Rent expense..................    8,068     8,673     8,557     8,308     8,639     6,479     6,737    1,620     1,684
                                  -------   -------   -------   -------   -------   -------   -------   ------   -------
Total Fixed charges.............   38,726    31,835    28,616    30,646    45,100    31,508    33,838   11,531    11,243
                                  -------   -------   -------   -------   -------   -------   -------   ------   -------
Earnings as adjusted............  282,844   235,923   228,951   276,188   351,959   260,541   349,901   91,123   114,438
                                  =======   =======   =======   =======   =======   =======   =======   ======   =======
Ratio of earnings to fixed
  charges.......................      7.3X      7.4X      8.0X      9.0X      7.8X      8.3X     10.3X     7.9X     10.2X
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